Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

to

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 27, 2009 (the “Effective Date”) by and among HEIDRICK & STRUGGLES INTERNATIONAL, INC. (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of October 26, 2006 by and among the Borrower, the financial institutions party thereto, and the Administrative Agent (as amended prior to the date hereof, the “Credit Agreement”). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent and the requisite number of Lenders under Section 9.02 of the Credit Agreement amend the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, the Borrower, the requisite number of Lenders under Section 9.02 of the Credit Agreement, and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:

1. Amendment to the Credit Agreement. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Alternate Base Rate” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the appropriate page of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant Agreed Currency in the London interbank market) that displays

British Bankers’ Association Interest Settlement Rates at approximately 11:00 a.m., London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(b) The definition of “Applicable Rate” appearing in Section 1.01 of the Credit Agreement is amended to (i) amend and restate the pricing grid appearing therein in its entirety to read as set forth below, (ii) delete the word “and” appearing at the end of clause (ii) thereof, (iii) delete the period at the end of clause (iii) thereof and to replace such period with the phrase “; and” and (iv) add a new clause (iv) thereof as set forth below:

Financial Test:	ABR Spread	Eurocurrency Spread	Facility Fee Rate
Category 1: Leverage Ratio is greater than 1.75:1.00	2.00%	3.00%	0.50%

Category 2: Leverage Ratio is greater than 1.25:1.00 but less than or equal to 1.75:1.00	1.60%	2.60%	0.40%

Category 3: Leverage Ratio is greater than 0.75:1.00 but less than or equal to 1.25:1.00	1.40%	2.40%	0.35%

Category 4: Leverage Ratio is less than or equal to 0.75:1.00	1.20%	2.20%	0.30%

(iv) notwithstanding anything herein to the contrary, from the Amendment No. 2 Effective Date to but not including the fifth (5th) Business Day following receipt of the Borrower’s financial statements delivered pursuant to Section 5.01 for the fiscal quarter ending March 31, 2009, Category 4 above shall be deemed applicable.

(c) The definition of “Commitment appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the word “initial” appearing in each of the final two sentences thereof, (ii) add the phrase “as of the Amendment No. 2 Effective Date” immediately after the phrase “each Lender’s Commitment” appearing therein, (iii) add the phrase “as of the Amendment No. 2 Effective Date” immediately after the phrase “the Lenders’ Commitments” appearing therein and (iv) delete the amount “$100,000,000” appearing in the final sentence thereof and to replace such amount with the amount “$75,000,000”.

(d) Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Amendment No. 2 Effective Date” means April 27, 2009.

“Consolidated EBITDA” means Consolidated Operating Income plus, (i) Consolidated Interest Income, (ii) depreciation, (iii) amortization and (iv) to the extent deducted in computing Consolidated Operating Income, (A) cash restructuring charges incurred in the Borrower’s 2009 fiscal year and in an aggregate amount not to exceed $19,200,000 and (B) non-cash charges, expenses or losses and minus, to the extent included in computing Consolidated Operating Income, all non-cash income or gains, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis for the applicable period.

“Consolidated EBITDAR” means Consolidated Operating Income plus, (i) Consolidated Interest Income, (ii) depreciation, (iii) amortization, (iv) Consolidated Rental Expense and (v) to the extent deducted in computing Consolidated Operating Income, (A) cash restructuring charges incurred in the Borrower’s 2009 fiscal year and in an aggregate amount not to exceed $19,200,000 and (B) non-cash charges, expenses or losses and minus, to the extent included in computing Consolidated Operating Income, all non-cash income or gains, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis for the applicable period.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

(e) Section 1.01 of the Credit Agreement is amended to delete each of the following definitions appearing therein: “Buying Lender”, “Commitment Increase Notice”, “Effective Commitment Amount”, “Lender Increase Notice”, “Percentage”, “Proposed New Lender” and “Selling Lender”.

(f) Section 2.19(b) of the Credit Agreement is amended to delete the phrase “defaults in its obligation to fund Loans hereunder” appearing therein and to replace such phrase with the phrase “becomes a Defaulting Lender”.

(g) Section 2.23 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 2.23. [Intentionally Omitted]

(h) Article II of the Credit Agreement is amended to add the following as a new Section 2.24 thereto:

SECTION 2.24. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.06 for so long as such LC Exposure is outstanding; and

(b) the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.24(a).

(i) Section 6.06(c) of the Credit Agreement is amended to add the following sentence to the end thereof:

Notwithstanding the foregoing, during the period commencing on the Amendment No. 2 Effective Date and ending on March 31, 2010, the Borrower shall not, and shall not permit any of its Subsidiaries to make or pay any Restricted Payments if, at the time thereof and after giving effect thereto, the aggregate amount of Restricted Payments made or paid during such period equals or exceeds $10,000,000.

(j) Section 6.11.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 6.11.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the “Fixed Charge Coverage Ratio”), determined as of the end of each of its fiscal quarters set forth below for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, of (i) Consolidated EBITDAR minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense plus Consolidated Rental Payments, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than the applicable minimum ratio set forth below corresponding to such fiscal quarter. The Fixed Charge Coverage Ratio shall be calculated on a pro forma basis after giving effect to any Permitted Acquisition consummated during such period (without giving effect to any cost savings other than those actually realized as of the date of such acquisition or thereafter realized during such period or otherwise approved in writing by the Administrative Agent) as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over such period in accordance with its terms) had occurred on the first day of such period.

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
December 31, 2009	1.05 to 1.00

March 31, 2010 and each fiscal quarter thereafter	1.30 to 1.00

(k) Section 6.11 of the Credit Agreement is amended to add the following as new Section 6.11.3 thereto:

SECTION 6.11.3. Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA, determined as of the end of each of its fiscal quarters set forth below for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, to be less than the applicable minimum Consolidated EBITDA set forth below corresponding to such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated EBITDA
June 30, 2009	$26,000,000

September 30, 2009	$20,000,000

(l) The Commitments of the Lenders are reduced and restated, and Schedule 2.01 of the Credit Agreement is amended and restated, as set forth on Annex I hereto. The Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the prepayment of any Loans described in Section 2(a) below, in each case on the terms and in the manner set forth in Section 2.11 of the Credit Agreement.

(m) Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Lenders party hereto hereby waive any noncompliance by the Borrower with Section 6.11.1 of the Credit Agreement solely with respect to the Borrower’s fiscal quarter ended on or about March 31, 2009.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Borrower shall have prepaid the Loans and/or cash collateralized the LC Exposure such that after giving effect thereto and to the reductions in the Commitments pursuant hereto, each Lender’s Applicable Percentage of the Obligations is equal to such Lender’s Applicable Percentage of the Aggregate Commitments (as reduced hereby), (b) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors and (ii) for the account of each Lender which delivers its executed signature page hereto by such time as is requested by the Administrative Agent, an amendment fee in an amount equal to 0.25% of such Lender’s Commitment (after giving effect to the reduction pursuant hereto) and (c) the Borrower shall have paid all fees and, to the extent invoiced, expenses of the Administrative Agent and its affiliates (including attorneys’ fees and expenses) in connection with this Amendment.

3. Representations and Warranties of the Borrower.

(a) The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby (i) reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties shall be true and correct as of the effective date of this Amendment (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date) and (ii) certifies to the Lenders and the Administrative Agent that no Default has occurred and is continuing.

4. References to the Credit Agreement.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HEIDRICK & STRUGGLES INTERNATIONAL, INC., as the Borrower

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Treasurer

Signature Page to Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Suzanne D. Ergastolo
Name:	Suzanne D. Ergastolo
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Karla L. Allan
Name:	Karla L. Allan
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CITIBANK, N.A.

By:	/s/ Greg Wojdalski
Name:	Greg Wojdalski
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

THE NORTHERN TRUST COMPANY

By:	/s/ Phillip McCaulay
Name:	Phillip McCaulay
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement dated as of October 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Heidrick & Struggles International, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of April 27, 2009 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: April 27, 2009

[Signature Page Follows]

HEIDRICK & STRUGGLES, INC.

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Treasurer

HEIDRICK & STRUGGLES ASIA-PACIFIC, LTD.

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Treasurer

HEIDRICK & STRUGGLES LATIN AMERICA, INC.

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Treasurer

HEIDRICK & STRUGGLES ESPANA, INC.

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Treasurer

HEIDRICK & STRUGGLES UNTERNEHMENSBERATUNG, GMBH & CO. KG

By:	/s/ Maureen J. Resac
Name:	Maureen J. Resac
Title:	Power of Attorney

Signature Page to Consent and Reaffirmation

ANNEX I

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	$20,625,000

BANK OF AMERICA, N.A.	$33,750,000

CITIBANK, N.A.	$2,812,500

THE NORTHERN TRUST COMPANY	$17,812,500

AGGREGATE COMMITMENTS	$75,000,000